UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2017

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Unit Purchase Agreement

On December 15, 2017, Choice Hotels International, Inc. (the “Company”), WoodSpring Hotels LLC (the “Seller”), and WoodSpring Hotels Franchise Services LLC (“WSFS”), entered into a Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will acquire (on the terms and subject to the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement) all of the issued and outstanding equity interests of WSFS (the “Transaction”).

Pursuant to the Purchase Agreement, the Company will pay an aggregate purchase price of approximately $231,250,000 (the “Purchase Price”), subject to certain adjustments relating to working capital, cash and indebtedness as well as reductions for transaction expenses payable by WSFS.

The closing of the Transaction is subject to (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any material adverse effect (as defined in the Purchase Agreement) on the business of WSFS, (3) the closing of a contemporaneous transaction by BSREP II WS Hotel Holding LLC to acquire all of the owned hotels of WoodSpring Hotels Holdings LLC, the direct parent of Seller and (4) other customary closing conditions. The Transaction is expected to close in the first quarter of 2018, subject to the satisfaction or waiver of such conditions.

The Purchase Agreement contains customary termination rights for the Company and the Seller, including in the event the Transaction is not consummated on or before March 15, 2018 (subject to extension to May 14, 2018 in certain specified circumstances). The Purchase Agreement also contains customary representations and warranties and covenants of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 8.01. Other Events

On December 18, 2017, Choice Hotels International, Inc. issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Unit Purchase Agreement, dated as of December 15, 2017, by and among Choice Hotels International, Inc., WoodSpring Hotels LLC and WoodSpring Hotels Franchise Services LLC.*

99.1	Press Release, dated December 18, 2017, issued by Choice Hotels International, Inc.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of an omitted exhibit or schedule to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Unit Purchase Agreement, dated as of December 15, 2017, by and among Choice Hotels International, Inc., WoodSpring Hotels LLC and WoodSpring Hotels Franchise Services LLC.*

99.1	Press Release, dated December 18, 2017, issued by Choice Hotels International, Inc.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of an omitted exhibit or schedule to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: December 18, 2017	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	Senior Vice President, General Counsel, Corporate Secretary & External Affairs